Exhibit 99.6

Susser Petroleum Partners LP Announces Public Offering of Common Units Representing Limited Partner Interests

HOUSTON, Texas, October 21, 2014 — Susser Petroleum Partners LP (NYSE: SUSP) (the “Partnership”) today announced that it has commenced, subject to market conditions, a registered underwritten public offering of 8,000,000 common units representing limited partner interests, pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”). The Partnership expects to grant the underwriters a 30-day option to purchase up to 1,200,000 additional common units. The Partnership intends to use the net proceeds from the offering, including any net proceeds from the underwriters’ exercise of their option to purchase additional common units, to repay indebtedness under its revolving credit facility and for general partnership purposes.

Morgan Stanley, BofA Merrill Lynch, Barclays, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co., Jefferies, J.P. Morgan, RBC Capital Markets, UBS Investment Bank and Wells Fargo Securities are acting as joint book-running managers of the offering.

The offering may be made only by means of a prospectus supplement and accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the prospectus supplement and accompanying base prospectus meeting such requirements may be obtained from:

Morgan Stanley Attn: Prospectus Department 180 Varick Street, 2nd Floor New York, NY 10014	BofA Merrill Lynch 222 Broadway New York, New York 10038 Attention: Prospectus Department Email: dg.prospectus_requests@baml.com.	Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: (888) 603-5847 Email: barclaysprospectus@broadridge.com
Citigroup c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717 Phone: (800) 831-9146 prospectus@citi.com	Credit Suisse Attn: Prospectus Department One Madison Avenue New York, NY 10010 Email: newyork.prospectus@credit-suisse.com Telephone: (800) 221-1037	Deutsche Bank Securities Attn: Prospectus Group 60 Wall Street New York, NY 10005-2836 Email: prospectus.CPDG@db.com Telephone: (800) 503-4611

Goldman, Sachs & Co. Attn: Prospectus Department 200 West Street New York, NY 10282 Telephone: 1-201-793-5170 Email: prospectus-ny@ny.email.gs.com	Jefferies Attention: Equity Syndicate Prospectus Department 520 Madison Avenue, 2nd Floor New York, NY, 10022 Telephone: 877-547-6340 (toll free) Email: Prospectus_Department@Jefferies.com	J.P. Morgan Attn: Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717 Phone: (866) 803-9204
RBC Capital Markets ATTN: Equity Syndicate Three World Financial Center 200 Vesey St., 8th Floor New York, NY 10281 Phone: (877) 822-4089 Email: equityprospectus@rbccm.com	UBS Investment Bank Attn: Prospectus Dept. 299 Park Avenue New York, New York 10171 Phone: (888) 827-7275	Wells Fargo Securities Attn: Equity Syndicate Dept. 375 Park Avenue New York, New York 10152 Phone: (800) 326-5897 cmclientsupport@wellsfargo.com

You may also obtain these documents for free, when they are available, by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Susser Petroleum Partners LP

Susser Petroleum Partners LP is a growth-oriented Delaware limited partnership engaged in the primarily fee-based wholesale distribution of motor fuels to Susser Holdings Corporation and third parties. As a result of the recent acquisition of Mid-Atlantic Convenience Stores, LLC, the Partnership, through its subsidiaries, also engages in the retail sale of motor fuel and the operation of retail convenience stores.

Cautionary Statement Relevant to Forward-Looking Information

This press release includes forward-looking statements regarding future events. These forward-looking statements are based on the Partnership’s current plans and expectations and involve a numbers of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. For a further discussion of these risks and uncertainties, please refer to the “Risk Factors” section of the prospectus supplement and accompanying base prospectus. While the Partnership may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if new information becomes available in the future.

CONTACT:

Susser Petroleum Partners LP

Clare McGrory

Senior VP, Finance and Investor Relations

(610) 833-3400, cpmcgrory@sunocoinc.com

Dennard-Lascar Associates, LLC

Anne Pearson

Senior VP, Investor Relations

210-408-6321, apearson@dennardlascar.com